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                                   EXHIBIT 21

                 SUBSIDIARIES OF CENTENNIAL COMMUNICATIONS CORP.
                             A DELAWARE CORPORATION

                                                           STATE OR COUNTRY
NAME OF COMPANY                                            OF ORGANIZATION

Alexandria Cellular License Corp.                          Delaware
All America Cables and Radio, Inc.                         Grand Cayman
Bauce Communications of Beaumont, Inc.                     Oregon
Bauce Communications, Inc.                                 Oregon
Centennial Beauregard Cellular LLC                         Delaware
Centennial Beauregard Holding Corp.                        Delaware
Centennial Benton Harbor Cellular Corp.                    Delaware
Centennial Benton Harbor Holding Corp.                     Delaware
Centennial Caldwell Cellular Corp.                         Delaware
Centennial Caribbean Holding Corp.                         Delaware
Centennial Cellular Operating Company LLC                  Delaware
Centennial Cellular Telephone Company of Del Norte         Delaware
Centennial Cellular Telephone Company of Lawrence          Delaware
Centennial Cellular Telephone Company of Modoc             Delaware
Centennial Cellular Telephone Company of Sacramento Valley Delaware
Centennial Cellular Telephone Company of San Francisco     Delaware
Centennial Cellular Tri-State Operating Partnership        New York
Centennial Claiborne Cellular Corp.                        Delaware
Centennial Clinton Cellular Corp.                          Delaware
Centennial DeSoto Cellular Corp.                           Delaware
Centennial Dominican Republic Holding Corp.                Delaware
Centennial Florida Switch Corp.                            Delaware
Centennial Hammond Cellular LLC                            Delaware
Centennial Iberia Holding Corp.                            Delaware
Centennial Jackson Cellular Corp.                          Delaware
Centennial Jamaica Infochannel Holding Corp.               Delaware
Centennial Jamaica Operations Corp.                        Delaware
Centennial Lafayette Cellular Corp.                        Louisiana
Centennial Lake Charles Cellular Corp.                     Delaware
Centennial Lake Charles Holding Corp.                      Delaware
Centennial Lake Charles LLC                                Delaware
Centennial Louisiana Holding Corp.                         Delaware
Centennial Mega Comm Holding Corp.                         Delaware
Centennial Michiana License Co. LLC                        Delaware
Centennial Michigan RSA 6 Cellular Corp.                   Delaware
Centennial Michigan RSA 7 Cellular Corp.                   Delaware




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
Centennial Morehouse Cellular LLC                          Delaware
Centennial Puerto Rico Cable TV Corp.                      Delaware
Centennial Puerto Rico Holding Corp. I                     Delaware
Centennial Puerto Rico Holding Corp. II                    Delaware
Centennial Puerto Rico License Corp.                       Delaware
Centennial Puerto Rico Operations Corp.                    Delaware
Centennial Puerto Rico Realty Corporation                  Delaware
Centennial Randolph Cellular LLC                           Delaware
Centennial Randolph Holding Corp.                          Delaware
Centennial Southeast License Company LLC                   Delaware
Centennial Southwest License Company LLC                   Delaware
Century Beaumont Cellular Corp.                            Delaware
Century Cellular Realty Corp.                              Delaware
Century El Centro Cellular Corp.                           California
Century Elkhart Cellular Corp.                             Delaware
Century Indiana Cellular Corp.                             Delaware
Century Michiana Cellular Corp.                            Delaware
Century Michigan Cellular Corp.                            Delaware
Century Southbend Cellular Corp.                           Delaware
Century Yuma Cellular Corp.                                Delaware
Century Yuma Paging Corp.                                  Delaware
El Centro Cellular Corp.                                   Delaware
Elkhart Cellular Telephone Company                         Delaware
Elkhart Metronet Inc.                                      Indiana
Hendrix Electronics Inc.                                   California
Hendrix Radio Communications Inc.                          California
Iberia Cellular Telephone Company LLC                      Delaware
Integrated Systems, Inc.                                   Delaware
Lafayette Cellular Telephone Company                       Delaware
Lafayette Communications Inc.                              Delaware
Mega Comm LLC                                              Delaware
Michiana Metronet Inc.                                     Indiana
Paradise Wireless (Jamaica) Limited                        Jamaica
Servicios Moviles de Comunicaciones, S.A.                  Dominican Republic
Southbend Metronet Inc.                                    Indiana